EXHIBIT 10(h)(i)

                          LEASE AND PURCHASE AGREEMENT



         THIS LEASE AND PURCHASE AGREEMENT (this "Agreement") is entered into as of this 31st day of October, 1996, among Cali Orchids, Inc. ("Cali"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico; Juan Santiago, of legal age, married and resident of Barranquitas, Puerto Rico ("Santiago") (Cali and Santiago are hereinafter sometimes jointly referred to as "Lessors"); and Margo Nursery Farms, Inc. ("Lessee"), a corporation organized and existing under the laws of the State of Florida and authorized to do business in the Commonwealth of Puerto Rico,

                                   WITNESSETH:

         WHEREAS, Lessors own and operate certain lands with a developed nursery constructed thereon located in Barrio Quebradillas, Barranquitas, Puerto Rico described in Exhibits A-1, A-2 and A-3 attached hereto (the "Farm"); and

         WHEREAS, Cali owns certain furniture, fixtures, equipment and other tangible personal property utilized in the operation of the Farm (collectively the "Personal Property"), including but not limited to the items listed in Exhibit B attached hereto; and

         WHEREAS, Cali owns certain live goods inventory and inventory of pots, peat, soil, chemical and fertilizers (collectively the "PURCHASE ASSETS"), as described in Exhibit C attached hereto; and

         WHEREAS, Cali represents and warrants that it has the legal right and the corporate power and authority, as described in the Certificate of Corporate Resolution of the Board of Directors of Lessors, attached hereto as Exhibit D, to enter into this Agreement

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and transfer and convey unto Lessee the rights and privileges herein granted;
and

         WHEREAS, Lessee desires to lease the Farm and the Personal Property (collectively the "LEASE ASSETS") and to purchase the PURCHASE ASSETS, and Lessors have agreed to the same on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

         1. LEASE OF THE LEASE ASSETS. Subject to the terms and conditions set forth herein, Lessors hereby lease, demise and let to Lessee the LEASE ASSETS for an initial term of five (5) years, commencing on January 1, 1997 and ending on December 31, 2001.

         2. EXTENSIONS OF LEASE TERM. The term of this Agreement shall be automatically extended (I.E. without notice given by Lessee) for two (2) successive periods of five (5) years, unless Lessee shall give written notice to Lessors of its intention NOT TO EXTEND THE TERM of this Agreement not later than six (6) months prior to the date on which such extension term is scheduled to commence. Each extension of the Agreement shall be on the same terms and conditions as set forth herein, except for the rent, which shall be as set forth below in Paragraph 3 hereof.

         3. MONTHLY RENT OF LEASE ASSETS. Lessee agrees to pay total rent to Lessors (80% to Cali and 20% to Santiago) monthly in advance no later than the tenth (10th) day of each month as follows:

            (a) INITIAL TERM.

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                (i) Rent shall be in the amount of FOUR THOUSAND FIVE HUNDRED
DOLLARS ($4,500.00) per month thru December 31, 1997;

                (ii) For the period commencing January 1, 1998 thru December 31, 2001, in the amount of FIVE THOUSAND DOLLARS ($5,000.00) per month;

            (b) FIRST EXTENSION TERM.

                For the first extension term from January 1, 2002 thru December 31, 2006, in the amount of SIX THOUSAND DOLLARS ($6,000.00) per month; and

            (c) SECOND EXTENSION TERM. For the second extension term from January 1, 2007 thru December 31, 2011, in the amount of SEVEN THOUSAND DOLLARS ($7,000.00) per month.

         4. SPECIAL PROVISIONS: EMPLOYMENT OF JUAN SANTIAGO, PURCHASE OF PURCHASE ASSETS, CONSTRUCTION OF LEASEHOLD IMPROVEMENTS, MORTGAGE OF LEASEHOLD ASSETS.

            (a) As an essential condition of this Agreement, Santiago shall execute the form of Employment Letter Agreement with Lessee attached hereto as Exhibit E, provided, however, that this Agreement shall remain in full force and effect regardless of any subsequent termination of Santiago's employment by Lessee for any reason whatsoever.

            (b) On our about December 14, 1996, the parties agree to conduct a physical inventory of all PURCHASE ASSETS. Based on such inventory and the condition of the same, the parties will agree upon a price to be paid by the Lessee for the live goods inventory. With respect to all other Purchase Assets which are in

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usable and/or marketable condition, Lessee agrees to purchase the same at the lower of Cali's cost as documented from Cali's books and records or the fair market value thereof. Lessee reserves the right to reject any of the Purchase Assets which, in Lessee's judgment, are not currently usable or marketable and Lessor shall be free to sell such Assets and any others as to which Lessor and Lessee cannot agree on price to third parties. Payment for all Purchase Assets will be made in three (3) equal installments on January 31, 1997, March 31, 1997 and June 30, 1997.

            (c) Lessors hereby agree that Lessee may construct improvements on the Farm subject to Lessors prior written approval. Lessee shall submit to Lessors for their review and approval, all plans specifications and drawings for any permanent improvements on the farm. Upon termination of this Lease Agreement, all improvements shall become the property of the Lessors.

            (d) Lessors jointly and severally agree that they will not without the prior written consent of Lessee mortgage or otherwise further encumber the Farm or the Personal Property which is the subject of this Agreement, and further that in the event Lessee shall consent to the same, the terms of such mortgage or other security instrument will include notice to Lessee of any default by Lessors in their obligation to the mortgagee with a right in Lessee to cure such default and to recover from Lessors any amounts paid in connection therewith, which may be satisfied by rent abatement. Lessors shall, however, have the right to refinance the existing indebtedness on the Farm without Lessee's prior written consent provided the corresponding mortgage or security instrument will include a default notice to Lessee as provided herein.

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         5. REPRESENTATIONS AND WARRANTIES OF LESSORS. Lessors represent and warrant to Lessee, as follows:

            (a) ORGANIZATION AND GOOD STANDING OF LESSORS. Cali is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico.

            (b) POWER AND AUTHORITY. Cali has the corporate power and authority to transfer and convey the LEASE ASSETS and to sell the PURCHASE ASSETS and to assume the obligations to be performed by it hereunder.

            (c) BINDING EFFECT. This Agreement and the other documents executed or required to be executed by Lessors in connection with this Agreement are or will be, when executed and delivered, the legal, valid and binding obligations of Lessors, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws affecting the enforcement of creditor's rights generally and will be subject to general principles of equity in the event equitable remedies are sought.

            (d) TITLE TO LEASE ASSETS AND THE PURCHASE ASSETS. Lessors have legal, good and marketable title to the LEASE ASSETS and the PURCHASE ASSETS. The LEASE ASSETS and the PURCHASE ASSETS are owned free and clear of any lien, claim or encumbrance except for the existing mortgages with Farm Credit and the Farmers' Home Administration, and that portion of the Lease Assets which is owned by Santiago is his separate, private property and is not an asset of his marital partnership.

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            (e) NO VIOLATION OF ANY INSTRUMENT. Lessors are not in violation of or default under, nor has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would:

                (i) Result in the imposition of a lien, claim, or encumbrance upon any of the LEASE ASSETS or the PURCHASE ASSETS pursuant to any agreement or instrument to which either Lessor is a party or is bound, or to which the LEASE ASSETS and the PURCHASE ASSETS are subject; or

                (ii) Constitute a violation of, or result in the imposition of a lien, claim, or encumbrance upon the LEASE ASSETS or the PURCHASE ASSETS pursuant to, any law, judgment, order, injunction, or decree to which either Lessor is a party or is bound, or to which the LEASE ASSETS or the PURCHASE ASSETS are subject.

            (f) LITIGATION AND CLAIMS. Neither Lessor is a party to, nor are the LEASE ASSETS nor the PURCHASE ASSETS the subject of or affected by, any pending or threatened suit, claim, action, or litigation with any party or any administrative, arbitration, or other governmental proceeding, investigation or inquiry. There are no proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) which might, severally or in the aggregate, adversely affect the LEASE ASSETS or the PURCHASE ASSETS.

            (g) NECESSARY APPROVALS AND CONSENTS. No authorization, consent, permit or license or approval of, or declaration, registration or filing with, any person or governmental or regulatory authority or agency is necessary for
(i) the execution and delivery by Lessors of this Agreement and the other agreements

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executed or required to be executed by Lessors in connection with this
Agreement, or (ii) the consummation by Lessors of the transactions contemplated by this Agreement.

            (h) ACCURACY OF INFORMATION FURNISHED. No representation or warranty made by Lessors in this Agreement or in the negotiation of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

            (i) SURVIVAL OF REPRESENTATIONS. The representations and warranties made within this Agreement are correct in all material respects and said representations and warranties shall survive the signing of this Agreement for a period of one (1) year.

            (j) NO BROKERS. Lessors have had no dealings with any broker, sales person, finder or agent in connection with this Agreement. Lessors covenant to pay, hold harmless, indemnify and defend Lessee, its agents and employees, from and against any and all claims, costs, expenses, including attorney's fees, or liability for any compensation, commissions, fees and charges claimed by any broker or agent with respect to the transactions contemplated under this Agreement.

            (k) ENVIRONMENTAL COMPLIANCE - NON CONTAMINATION. To the best of Lessors' knowledge, Lessors are and have been in compliance with all applicable environmental laws and regulations in the operation of the LEASE ASSETS. To the best of Lessors' knowledge, there is no condition or circumstance on the Farm or adjacent lands which has or may result in contamination of water, land or air on the Farm or said adjacent lands.

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            (l) RELIANCE. The foregoing representations and warranties are made by Lessors with the knowledge and expectation that Lessee is placing complete reliance thereon.

         6. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessors as follows:

            (a) ORGANIZATION AND GOOD STANDING OF LESSEE. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and authorized to do business in the Commonwealth of Puerto Rico.

            (b) POWER AND AUTHORITY. Lessee has the corporate power and authority to lease the LEASE ASSETS and purchase the PURCHASE ASSETS and to assume the obligations to be performed by it hereunder.

            (c) BINDING EFFECT. This Agreement and the other documents executed or required to be executed by Lessee in connection with this Agreement are or will be, when executed and delivered, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws affecting the enforcement of creditor's rights generally and will be subject to general principles of equity in the event equitable remedies are sought.

            (d) NECESSARY APPROVALS AND CONSENTS. No authorization, consent, permit or license or approval of, or declaration, registration or filing with, any governmental or regulatory authority or agency is necessary for the execution and delivery by Lessee of this Agreement and the other agreements executed or

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required to be executed by Lessee in connection with this Agreement or for the consummation by Lessee of the transactions contemplated by this Agreement.

         7. MAINTENANCE OF LEASE ASSETS.

            (a) Subject to subparagraph (c) below Lessee shall at all times keep the LEASE ASSETS in good repair and order, provided Lessee may replace and renew, with like kind and quality, any of the LEASE ASSETS which may become too worn to be repaired, so that, at all times, the LEASE ASSETS shall be in good order.

            (b) Upon termination of this Agreement for any reason whatsoever, Lessee shall return the LEASE ASSETS in the same condition when received, ordinary wear and tear excepted. All improvements, fixtures, alterations, or additions will be left at Lessors' option to be transferred and become the property of Lessors; provided, however, that all inventory of Lessee located on the Farm shall remain the property of Lessee.

            (c) Lessee shall not be responsible for the loss or destruction of the Farm due to acts of God or natural disaster. If, during the term of this Agreement, the Farm is totally or partially inaccessible or unusable, and if at that time Santiago is employed by Lessee as General Manager of the Farm, the Lessors shall, within six (6) months of the date of casualty, restore the Farm to substantially the same condition as immediately before the destruction, whether or not insurance proceeds are sufficient to cover the actual cost of restoration. Provided, that in such event, Lessors shall only be responsible for restoring those structures which were built prior to January 1, 1997. Such destruction shall not terminate this Lease Agreement, but the rent due hereunder shall be totally or partially abated until the later

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of restoration of the Farm to its previous condition or resumption by Lessee of full operations. Any period during which rent is partially or totally abated shall be added to the lease period during which the destruction occurs and appropriate adjustments shall be made to the termination date of said period and the commencement and termination dates of each of the renewal terms. If Santiago is not employed by Lessee as General Manager of the Farm at the time of the casualty, the Lessee shall be responsible for restoring the structures at the Farm to their original condition, regardless, of when such structures were built.

         8. INSURANCE. Throughout the term of this Agreement, the Lessee shall maintain in full force comprehensive general public liability insurance against claims for bodily injury, death, or property damage, occurring on, in or about the Farm, and the adjoining and related parking areas, streets, sidewalks and passageways, such insurance to provide limits of no less than THREE MILLION DOLLARS ($3,000,000.00) per person, THREE MILLION DOLLARS ($3,000,000.00) per occurrence, and ONE MILLION DOLLARS ($1,000,000.00) for property damage. The policy shall name the Lessors as insured parties. The Lessee shall deliver to the Lessors certificates of insurance certifying that such insurance is in full force and effect and in the amounts set forth herein.

         9. UTILITIES AND TAXES.

            (a) Lessee shall pay for all water, light and power consumed on the Farm during the term of this Agreement or any extension thereof, as well as for any other charge or assessment for public services provided to or for the benefit of the Farm.

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            (b) All real and personal property taxes on the LEASE ASSETS will be paid during the term of this Agreement and all extensions by Lessors.

         10. QUIET ENJOYMENT.

            (a) Subject to the provisions of subparagraph (b) below, the Lessors covenant that the Lessee, on paying the rent and performing all of its obligations hereunder, shall peacefully and quietly have, hold and enjoy the LEASE ASSETS throughout the term of this Agreement without hindrance, ejection or disturbance by any person(s) claiming under the Lessors. The Lessors, in addition, expressly agree and covenant that should the Lessors decide at any time during the term of this Agreement to sell or mortgage the Farm or any part thereof, the Lessors shall require from the buyer or mortgagee that this Lease be honored under the exact terms and conditions hereof by such buyer or mortgagee.

            (b) The Lessors retain the following rights and/or Lessee agrees to the following restrictions regarding use of the Farm:

                (i) Santiago and his family shall have the right to pass through the Farm's main road to gain access to Santiago's home on an adjacent parcel. Santiago's guests shall, however, use the secondary road which also passes through the Farm;

                (ii) Lessors retain the exclusive right to use the residential property (CASITA) located on the Farm and to maintain the aviary construction adjacent thereto;

                (iii) Lessors retain the right to draw water from the three deep wells on the Farm for their personal and business use on adjacent properties; and

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                (iv) Lessee will not utilize or in any manner disturb or do anything to affect the lake on the Farm.

         11. TRANSFER OF AGREEMENT. Lessee may not assign this Agreement or sublease the LEASE ASSETS in whole or in part without the prior written consent of Lessors, which shall not be unreasonably withheld.

         12. EVENTS OF DEFAULT. The following shall be considered events of default hereunder:

            (a) Non-payment by Lessee of any installment of the stipulated rent on the date specified herein;

            (b) Non-compliance by Lessee with any of the terms and covenants of this Agreement after notice in writing of such non-compliance has been given by Lessors to Lessee and the same remains uncorrected for thirty (30) days thereafter, or, if such default shall not be curable within a period of thirty
(30) days after the date of such notice, if Lessee shall have failed within such thirty (30) day period to begin and actively proceed in good faith, with the curing of such default;

            (c) Lessee shall permanently vacate, desert or abandon the LEASE ASSETS;

            (d) The levy of an attachment or other order to secure the effectiveness of judgment, or the levy of execution, upon the LEASE ASSETS, or upon the Agreement, in any proceeding pending against Lessee in any court of competent jurisdiction, unless such attachment, order, or execution be discharged by bond or otherwise not later than thirty (30) days counted from the date upon which Lessee shall have received notice thereof;

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

            (e) The mere filing by Lessee, or by any creditor of Lessee, in any court of competent jurisdiction of any voluntary or involuntary proceedings permitted under the Federal or Commonwealth bankruptcy laws then in force, as the case may be, unless the same has been dismissed or set aside within one hundred twenty (120) days after the date of filing thereof, provided that no default shall exist if Lessee continues to comply with the terms hereof after such filing.

         Upon the happening of any such event of default, and once the period of grace established in each case for the correction thereof has elapsed without such default having been corrected by Lessee, this Agreement shall be automatically terminated as of the date on which the act of default occurred. Upon such termination Lessors may immediately re-enter the LEASE ASSETS and recover possession thereof without legal proceeding or through any legal proceeding available to it and Lessee shall be liable to Lessor for the rent payable during the remaining term of this Agreement and the damages caused to Lessor by such default.

         In the event that Lessors are forced to seek the relief of a court of law to compel Lessee, its successors, officials or directors to comply with the terms of this Agreement, Lessee assumes the obligation to pay reasonable attorney's fees to Lessors to cover the legal fees of such legal action upon a final unappealable determination by such court of law or appellate court that Lessee has defaulted in its performance of this Agreement.

         13. NOTICES. All notices herein required or permitted to be given to or served upon, either party, shall be in writing. Any such notice shall be sufficiently given or served if served personally or by mail on agent of such party at its address set forth below, or at such other address as it shall designate in a notice to the other party in accordance with this section.

         IN CASE OF NOTICE TO CALI:

         Cali Orchids, Inc.
         Carr. 152, Km. 7.6
         Barrio Quebradillas
         Sector Las Orquideas
         Barranquitas, Puerto Rico 00794

         Attention:  Mr. Michael J. Spector

         IN CASE OF NOTICE TO LESSEE:

         Margo Nursery Farms, Inc.
         Carr. 690, Km. 5.8
         Vega Alta, Puerto Rico 00762

         Attention:  Mr. Michael J. Spector

         IN CASE OF NOTICE TO JUAN SANTIAGO:

         c/o Cali Orchids, Inc.
         Carr. 152, Km. 7.6
         Barrio Quebradillas
         Sector Las Orquideas
         Barranquitas, Puerto Rico 00794


         Each party may designate by notice in writing a new address to which any communication may thereafter be so given, served or sent. Each notice or communication that is mailed or delivered in the manner described above shall be deemed given at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

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         14. GREENHOUSE IRRIGATION SYSTEM

         Lessors represent that the irrigation system for the greenhouses presently at the Farm are in working condition. Lessee has inspected such system and is satisfied with its present condition. This system will be maintained in accordance with section 7(a) of this Agreement.

         15. CONSTRUCTION OF SHADE HOUSE

         Lessee shall have the right to build a shade house on the Farm. Lessor hereby allows Lessee to use the foundations presently on site on an as is basis.

         16. WAIVER. No waiver of any condition or covenant of this Agreement by either party shall be deemed to imply or constitute a further waiver of such party of the same or any other condition or covenant.

         17. CONDEMNATION. If the LEASE ASSETS or any substantial part thereof is taken by or pursuant to Governmental authority or through the exercise of the right of eminent domain, and the balance remaining is, in the opinion of Lessee, not suitable for the purposes for which Lessee intends to use said LEASE ASSETS, or in the event Lessee's use of the LEASE ASSETS is restricted or prohibited by reason of any law, ordinance, injunction, regulation or order of any properly constituted authority, then and in any such event, Lessee shall have the right, at its option, to terminate this Agreement by giving thirty (30) days written notice of its intention so to do to Lessors and Lessee shall thereupon be relieved from all liability hereunder. If part of the LEASE ASSETS is so taken, Lessee shall have the option to retain the balance of the LEASE ASSETS under the terms of this Agreement, in which case there will be a reduction of rent in proportion to the property taken. If the Agreement is terminated pursuant to the provisions of this clause, Lessors will not be liable to pay any indemnification to Lessee without prejudice to Lessee's rights to a condemnation award against the Government.

         18. RECORDATION OF AGREEMENT. Lessors and Lessee have agreed that Lessee, at its option, may record this Lease Agreement in the Registry of Property for Barranquitas and Lessors agree to cooperate with Lessee to cause the provisions of this Agreement which pertain to the lease of the Farm to be re-executed in recordable deed form. In the event Lessee chooses to record this Lease Agreement, all fees and expenses in the preparation and recordation of such deed of lease and its cancellation shall be for the account of Lessee and all documents necessary to effect the same shall be executed before a Notary Public designated by Lessee.

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

         19. APPLICABLE LAWS. This Agreement shall be governed by, and performed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico.

         20. SANTIAGO GUARANTEE. Juan Santiago represents and warrants to Lessee that he is the sole stockholder of Cali Orchids, Inc. and jointly and severally guarantees the performance by Cali of each and every one of its obligations hereunder.

         21. ARBITRATION. Any controversy which shall arise between or among the Lessors, Juan Santiago and the Lessee regarding the rights, duties or liabilities hereunder of any party shall be settled by arbitration. Such arbitration shall be before one (1) disinterested arbitrator if one be agreed upon, otherwise before three (3) disinterested arbitrators, one named by the Lessors, one by the Lessee, and one by the two (2) thus chosen. The arbitrator or arbitrators shall settle the controversy in accordance with the provisions of this Agreement and the laws of the Commonwealth of Puerto Rico.

         22. RIGHT OF FIRST REFUSAL. Should either Lessor desire to sell the subject LEASE ASSETS, or any of them, Lessee shall have the right of first refusal to purchase, which right shall be exercised within thirty (30) days of receipt by Lessee of a copy of

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

a BONA FIDE offer made by a third party. Lessee's purchase shall be on the same terms as the said BONA FIDE offer.

         23. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and may not be changed, altered, amended or modified except in writing, signed by both parties.

         24. NONDISCLOSURE. Lessors agree not to disclose the terms of this Agreement except as may be agreed to in writing by Lessee. All press releases and other communications relating to this Agreement shall be made exclusively by Lessee.

         25. SEVERABILITY. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determined to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect

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and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         26. SUCCESSORS, ASSIGNS, ETC. This Agreement shall be binding upon the successors, assigns, heirs, transferees, legal representatives and administrators of the parties hereto.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CALI ORCHIDS, INC.                            MARGO NURSERY FARMS, INC.

By:/s/ ILLEGIBLE                              By: /s/ MICHAEL J. SPECTOR
   --------------------                          ----------------------
Name:                                         Name:   Michael J. Spector
Title: President                              Title:  President


/s/ JUAN SANTIAGO
-------------------
Juan Santiago

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                                   EXHIBIT A-1



---RUSTICA: Predio de terreno radicado an el Barrio Quebradillas del termino municipal de Barranquitas, con una mas de otra cuerda (13.76 odas.) equivalentes a Cincuenticuatro Mil Noventicinco Metros Cuadrados con Setenticuatro Centesimas de otro metro cuadrado (54,095.74) m.c.) y en lindes: por el Norte con Pablo Aponte Figueroa y la Carretera Municipal del Sector Las Orquideas; por el Sur, con las parcelas tres, cinco y seis de Valentino Sarra; por el Este, con la parcela dos de Valentino Sarra y por el Oeste, con Pablo Aponte Figueroa.

---Inscrita en el Registro de la Propiedad de Barranquitas, folio sesenta y seis
(66), volumen ciento dos (102) de Barranquitas, propiedad numero cinco mil cuarenta y dos (5,042).

                                   EXHIBIT A-2



---UNO-RUSTICA: Predio del terreno radicado en el Barrio Quebradillas del termino municipal de Barranquitas, con una cabida superficial de CINCO CUERDAS CON NUEVE MIL SEISCIENTOS SESENTIOCHO DIEZ MILESIMAS DE OTRA CUERDA (5.9668), equivalentes a VEINTITRES MIL CUATROCIENTOS CINCUENTIUN METROS CUADRADOS CON OCHOCIENTOS CINCUENTA Y SIETE MILESIMAS DE OTRO METRO CURADRADO (23,451.857), y en lindes por el Norte, con carretera municipal, Sector Las Orquideas; por el Sur, con carretera municipal Sector Las Orquideas y un camino de la finca propiedad de Valentino Sarra; por el Este, con terrenos de Marcos Alvarado y el camino municipal Sector Las Orquideas; y por el Oeste, con terrenos del Cali Orchids, Inc. y Valentino Sarra.

---Inscrita al folio ochenta y cinco (85) del tomo ciento quince (115) de Barranquitas, finca numero seis mil novecientos cuarenta y siete (6,947).

                                   EXHIBIT A-3


"RUSTICA": Predio de terreno radicado en el Barrio Quebradillas del municipio de Barranquitas, con una cabida superficial de CUATRO CUERDAS CON TRES CENTESIMAS DE OTRA CUERDA (4.03) cuerdas equivalentes a QUINCE MIL OCHOCIENTOS CUARENTIDOS METROS CUADRADOS CON CUATRO CENTESIMAS DE OTRO METRO CUADRADO (15,842.04) En lindes por el Norte, con la parcela numero tres antes, hoy Cali Orchids, Inc., por el Sur, con el remancente de la finca principal de la cual se segrega; por el Este, con el predio segregado y vendido a Plantas Las Palomas, Inc. y por el Oeste, con el predio numbero uno, de Valentino Sarra antes, hoy Cali Orchids, Inc.

---Constituye el remanente de la finca numero cinco mil cuarentidos (5,042), inscrita al folio sesenta y nueve (69) del tomo ciento dos (102) de Barranquitas.

                                    EXHIBIT B


                                PERSONAL PROPERTY
                                -----------------


         The following is the list of certain assets owned by Lessors, herein referred as "PERSONAL PROPERTY ASSETS", that are to be leased to Lessee under the Agreement:

1. ______existing greenhouses with approximately one thousand (100,000 sq/ft) square feet of Benches and Tables.

2.       Two (2) trucks. [NEED DESCRIPTION.]

3.       Six (6) tractors.

         (i)       Yammar Model YM 187D C8593
         (ii)      Yammar Model YM 187D
         (iii)     Ford 1100 LEK 7520
         (iv)      Ford 1100 Unit 6K07B
         (v)       Kubota B6100E 2WD
         (vi)      Kubota B6100 D650A

5.       Twelve (12) tracking Trailers 4' x 8'.

6.       One (1) Potting Machine Boulding & Lanson Horcho 100.

7.       Two (2) Peat Moss Mixing Machine Boulding & Lanson.

8.       All other assets of Lessors, including stock plants, BUT
         EXCLUDING:

         (a)   the inventory of live goods,

         (b) the inventory of pots, peat, soil, chemicals and fertilizers,

         (c)   all accounts receivable (hereinafter the "Accounts
               Receivable"), and

         (d) the goodwill (i.e., customers lists and other intangible property);

                                    EXHIBIT C

                                 PURCHASE ASSETS
                                 ---------------


     The following is the list of certain assets owned by Lessors, herein referred as "PURCHASE ASSETS", that are to be sold to Lessee under the
Agreement:


1.   the inventory of live goods,

2.   the inventory of pots, peat, soil, chemicals and fertilizers, and,

3.   the goodwill (i.e., customers lists and other intangible property).

                               [ILLEGIBLE GRAPHIC]

                               [ILLEGIBLE GRAPHIC]

                                    EXHIBIT D

                       CERTIFICATE OF CORPORATE RESOLUTION



         The undersigned, Alejandro Luis Santiago Rodriguez, Secretary of Cali Orchids, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the "Corporation"), does hereby certify that the following resolution were duly adopted by the Board of Directors of said Corporation, by unanimous written consent in lieu of meeting dated the date hereof, and does further certify that the said resolution are in full force and effect and unrescinded:

                  "RESOLVED, that the LEASE AND PURCHASE AGREEMENT among the Corporation, and Margo Nursery Farms, Inc. ("Lessee") submitted to the consideration of the Board of Directors, whereby the Corporation agree to lease to Lessors certain Land, Leasehold Improvements and Personal Property, subject to the terms and conditions set forth in the Lease and Purchase Agreement the further agreements referred to therein, is hereby deemed to be advisable and desirable, and that the Corporation shall consummate the transaction contemplated under the Lease and Purchase Agreement and execute any further document and agreements referred to therein substantially in the form presented to the Board of Directors.

                  "FURTHER RESOLVED, that Juan Santiago, President of this Corporation, acting singly, be and hereby is authorized, for and on behalf of this Corporation, to execute and deliver on behalf of the Corporation the following documents:

                           (i)         Lease and Purchase Agreement;

                           (ii)        Employment Agreement with Juan Santiago.


                  "FURTHER RESOLVED, that Juan Santiago, President of this Corporation, acting singly, be and hereby is authorized, for and on behalf of this Corporation, to execute all such documents and instruments (whether public or private) and to do and perform all such other and further acts and things as in his judgment may be necessary or advisable for the performance of the Corporation's obligations under or the consummation of the transactions contemplated by the aforesaid Lease and Purchase Agreement or otherwise implement and give full effect to the intent and purpose of the foregoing resolution."


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of the Corporation, this 31st day of October, 1996.


                                    /s/ Alejandro Luis Santiago Rodriguez
                                    -------------------------------------
                                    Alejandro Luis Santiago Rodriguez
                                    Secretary


(CORPORATE SEAL)


Affidavit Number 1705

         Sworn to and subscribed before me by Alejandro Luis Santiago Rodriguez, of legal age, married, property owner and resident of Barranquitas, Puerto Rico, in his capacity as Secretary of Cali Orchids, Inc., to me personally known, at San Juan, Puerto Rico, this 31st day of October, 1996.


                                        /s/ Jose F. Rameriz de Arellano
                                        -------------------------------------
                                                    NOTARY PUBLIC

                                    EXHIBIT E



                           Margo Nursery Farms, Inc.



                                                              January 1, 1997


Mr. Juan Santiago
Cali Orchids, Inc.
P.O. Box 818
Barranquitas, Puerto Rico


Dear Juan:


         Reference is made to that certain Lease and Purchase Agreement dated October 31, 1996 among you, Cali Orchids, Inc. ("Cali") and this Corporation. As we have discussed, we intend to operate the property in Barranquitas which is owned and has been operated by you and Cali for the production and distribution of ornamental plants.

         This will confirm our agreement to employ you for a period of five (5) years commencing January 1, 1997 as the General Manager of our new facility at the former Cali location; provided, however, that we may terminate your employment at any time with cause upon payment to you of six months' salary at your then current rate of pay; provided, however, that a restructuring of operations or sale of the business of this Corporation will not be considered cause. Your duties will include all such functions as are customarily performed by a General Manager of an agricultural operation (including assistance in marketing products of the Cali location to your present customers) except that financial administration will be conducted from our principal offices at Vega Alta, Puerto Rico. You will report directly to the President of this Corporation.

         Your base salary will be $36,000 per year payable at regular intervals, not more than monthly, less required deductions for income and employment taxes, provided that for each of the second through the fifth years of your employment your salary shall be increased by 5% of your salary for the immediately preceding year. You and your dependents will also be included in the Margo medical plan on the same basis as comparable employees.

         It is expected that you will devote substantially all of your working time and attention to our business at the Cali location. You will not have the right to make any contracts or incur any obligations for or on behalf of Margo Nursery Farms, Inc.

         During the period of your employment and for one year thereafter (i) you will not, directly or indirectly, engage in any business or activity which competes with or in any way conflicts with the business of Margo Nursery Farms, Inc. (provided, however, that if the Lease and Purchase Agreement is terminated or not renewed by Margo Nursery Farms, Inc. this restriction will not be applicable), (ii) nor will you disclose to any third party or use for your own benefit any confidential or proprietary information of Margo Nursery Farms, Inc.

         If you agree that the above describes our understanding, please signify the same by executing the copy of this letter provided for this purpose and returning the same to us.

                                                 Very truly yours,

                                                 MARGO NURSERY FARMS, INC.


                                                 By:/s/ Michael J. Spector
                                                    ----------------------
                                                    Michael J. Spector
                                                    President

AGREED AND ACCEPTED:

/s/ Juan Santiago
--------------------------
Juan Santiago

Date: 10-31-96
     ---------------------